MANNING & NAPIER FUND, INC.

                          CERTIFICATE OF CORRECTION


     MANNING & NAPIER FUND, INC. (the Corporation), a corporation organized under the laws of the State of Maryland, in accordance with Section 1-207 of the Maryland General Corporation Law, does hereby file for record with the State Department of Assessments and Taxation of Maryland, the following Certificate of Correction:

          FIRST,      The title of the document filed by the Corporation to be
corrected is Manning & Napier Fund, Inc. Articles Supplementary filed with the State Department of Assessments and Taxation on October 3, 1997 at 12:08 p.m.

          SECOND,     The execution of the Articles Supplementary and
Verification thereto were defectively executed.

          THIRD, The Articles Supplementary and Verification thereto were executed by B. Reuben Ausptiz, in his capacity as Vice President of Manning & Napier Fund, Inc., however, the Articles Supplementary and Verification each incorrectly identified him as the President of Manning & Napier Fund, Inc.

          FOURTH,     The Articles Supplementary and Verification thereto are
hereby corrected to indicate that such document were executed by B. Reuben Auspitz in his capacity as Vice President of Manning & Napier Fund, Inc.

     IN WITNESS WHEREOF, MANNING & NAPIER FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 23rd day of February, 1998.

                              MANNING & NAPIER FUND, INC.



                              By: /s/ B. Reuben Auspitz
                                      B. Reuben Auspitz
                                        Vice President

[SEAL]

Attest:

/s/ Jodi Hedberg
Jodi Hedberg
Secretary

          THE UNDERSIGNED, Vice President of MANNING & NAPIER FUND, INC., who executed on behalf of said corporation the foregoing Certificate of Correction to the Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate of Correction to the Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, under the penalties of perjury.





                                  /s/ B. Reuben Auspitz
                                      B. Reuben Auspitz
                                        Vice President